Because  the  electronic  format  of filing  Form  N-SAR  does not provide
     adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen High Yield Bond Fund

                  72DD              73A              74U               74V
                  Dollar            Per Share        Shares
                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class A      16,508,372        0.12             130,009,473       3.30


     Class B      6,493,645         0.11             59,144,110        3.30


     Class C      8,288,178         0.11             72,775,031        3.30


     Class I      2,399,547         0.12             18,241,813        3.30








     Evergreen Strategic Income Fund

                  72DD              73A              74U               74V
                  Dollar            Per Share        Shares
                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class A      5,185,741         0.16             33,805,376        6.35


     Class B      1,914,514         0.13             13,772,256        6.37


     Class C      1,590,613         0.13             11,722,758        6.36


     Class I      484,010  0.16             3,240,964         6.25





     Evergreen U.S. Government Fund

                  72DD              73A              74U               74V
                  Dollar            Per Share        Shares
                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class A      1,582,985         0.18             8,688,253         9.91


     Class B      323,018  0.14             2,133,775         9.91


     Class C      128,286  0.14             851,378  9.91


     Class I      8,395,608         0.19             44,194,625        9.91





     Evergreen Institutional Mortgage Portfolio

                  72DD              73A              74U               74V
                  Dollar            Per Share        Shares
                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class I      1,146,536         0.24             5,356,531         9.70